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                                                                    EXHIBIT 23.2









               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-16220, Form S-8 No. 33-16084, Form S-8 No. 33-60926, and Form
S-8 No. 333-10813) pertaining to the Incentive Stock Option Plan, the Non-Qualified Stock Option Plan, the 1993 Employee Stock Option Plan and the 1995 Stock Option Plan of P.A.M. Transportation Services, Inc. of our report dated February 14, 1996, with respect to the consolidated financial statements and schedule of P.A.M. Transportation Services, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.




                                        /s/ Ernst & Young LLP


Little Rock, Arkansas
March 26, 1998